Exhibit 99.2

RIDE-AWAY HANDICAP

EQUIPMENT CORP.

AND AFFILIATES

Combined Financial Statements

and Supplementary Information

For the Year Ended December 31, 2010

(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Members of

Ride-Away Handicap Equipment Corp.

  and Affiliates

We have audited the accompanying combined balance sheet of Ride-Away Handicap Equipment Corp. and Affiliates as of December 31, 2010, and the related combined statements of income and equity and cash flows for the year then ended.  These combined financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 17, the Company has not applied the provisions of the Consolidation Topic of the Financial Accounting Standards Board Accounting Standards Codification as it applies to Variable Interest Entities, which is a departure from generally accepted accounting principles.  The financial statement impact of this departure has not been determined.

In our opinion, except for the effects of not applying the Consolidation Topic as it relates to variable interest entities as discussed in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Ride-Away Handicap Equipment Corp. and Affiliates as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplementary information on pages 17 through 21 is presented for purposes of additional analysis and is not a required part of the basic combined financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.

Manchester, New Hampshire

May 4, 2011

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Balance Sheet

December 31, 2010

ASSETS

Current Assets:
Cash and cash equivalents	$162,516
Accounts receivable, net	3,127,071
Inventory	10,423,697
Prepaid expenses	464,292
Due from stockholder/member	488,245

Total Current Assets	14,665,821

Property and Equipment, net	4,494,902
Other Assets	367,978

TOTAL ASSETS	$19,528,701

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long term debt	$224,538
Lines of credit, floor plan	9,747,304
Construction loan payable	289,208
Accounts payable	1,431,354
Customer deposits	563,105
Accrued payroll	996,453
Accrued expenses	206,156

Total Current Liabilities	13,458,118

Long Term Debt, net of current portion	2,490,636

Total Liabilities	15,948,754

Equity:
Common stock, no par value	217,330
Members’ equity	946,322
Retained earnings	3,011,295
4,174,947
Treasury stock (31 shares at cost)	(595,000)

Total Equity	3,579,947

TOTAL LIABILITIES AND EQUITY	$19,528,701

See notes to the combined financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Statement of Income and Members’ Equity and Retained Earnings

For the Year Ended December 31, 2010

		% of
		Sales

Sales	$57,603,799	100.0%

Cost of Sales (page 17)	45,840,309	79.7

Gross Profit	11,763,490	20.3

Selling Expenses (page 18)	4,743,720	8.1
General and Administrative Expenses (page 19)	7,520,753	13.1

Income (Loss) From Operations	(500,983)	(0.9)

Other Income and (Expenses):
Other income	1,847,324	3.2
Interest expense	(613,454)	(1.1)
Bonus expense	(141,285)	(0.2)

Total Other Income and (Expenses)	1,092,585	1.9

Net Income Before Income Taxes	591,602	1.0

Provision for State Income Taxes	(69,849)	(0.1)

Net Income	521,753	0.9%

Members’ Equity and Retained Earnings, beginning	3,435,864

Members’ Equity and Retained Earnings, ending	$3,957,617

See notes to the combined financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Statement of Cash Flows

For the Years Ended December 31, 2010

Cash Flows From Operating Activities:
Net income	$521,753
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	361,516
Amortization of deferred finance charges	1,470
Gain on sale of fixed assets	(500)
Unrealized loss on investments	3,052
(Increase) Decrease In:
Accounts receivable	911,859
Prepaid expenses	32,803
Inventory	(495,495)
Other assets	(139,308)
Increase (Decrease) In:
Cash overdraft	(578,341)
Accounts payable	593,059
Customer deposits	172,269
Accrued payroll	289,333
Accrued expenses	(14,552)

Net cash provided by operating activities	1,658,918

Cash Flows From Investing Activities:
Cash payments for purchases of equipment	(679,602)
Proceeds from sale of fixed assets	93,466

Net cash used for investing activities	(586,136)

Cash Flows From Financing Activities:
Proceeds and (repayments) of lines of credit, net	(869,653)
Repayments of note payable, current	(139,546)
Shareholder loans, net	(195,288)
Repayments of long term debt	(293,399)

Net cash used for financing activities	(1,497,886)

Net Decrease	(425,104)

Cash and Cash Equivalents, beginning	587,620

Cash and Cash Equivalents, ending	$162,516

Supplemental Cash Flow Information:

Interest	$613,454
Noncash financing transaction	$289,208

See notes to the combined financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Notes to the Combined Financial Statements

December 31, 2010

1.	Nature of Business:

Ride-Away Handicap Equipment Corp., installs and services handicap equipment in motor vehicles, and sells specially equipped motor vehicles primarily to customers in the eastern part of the United States.  Ride-Away Handicap Equipment Corp. has locations in Londonderry, New Hampshire, North Attleboro, Massachusetts, East Hartford and Norwalk, Connecticut, Beltsville, Maryland, Richmond and Norfolk, Virginia, Essex Junction, Vermont, Gray, Maine, Norristown, Pennsylvania, and Tampa, Florida.

Stahoo Realty, LLC is a lessor of commercial real estate and vehicles to Ride-Away Handicap Equipment Corp.

Stahoo Properties, LLC is a lessor of commercial real estate to Ride-Away Handicap Equipment Corp.

2.	Summary of Significant Accounting Policies:

The following is a summary of significant accounting policies of the Company used in preparing and presenting the accompanying combined financial statements.

Principles of Combination

The combined financial statements are comprised of Ride-Away Handicap Equipment Corp., Stahoo Realty, LLC, and Stahoo Properties, LLC and are collectively referred to as “the Company” in the combined financial statements.  All significant accounts and transactions between these companies have been eliminated in the combined financial statements.

Method of Accounting

The Company uses the accrual method of accounting for financial and tax reporting purposes. This method recognizes revenues and expenses and the related assets and liabilities when earned or incurred without regard to the time of receipt or payment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all time deposits with a maturity of three months or less to be cash equivalents.  Cash consists of deposits in bank checking accounts; there are no cash equivalents.

Accounts Receivable

The adequacy of the allowance for doubtful accounts is reviewed annually by the Company and adjusted as required through the provision for doubtful accounts (bad debt expense).  In determining the amount required in the allowance account, management has taken into account a variety of factors including risk characteristics of the selected accounts, number of days outstanding and current economic conditions.

Inventory

Inventory consists of specially equipped motor vehicles available for sale, parts and accessories, and work-in-process for vehicle modification.  Parts and accessories inventory is valued at the lower of cost or market, on a first-in, first-out (FIFO) basis.  Vehicles are valued using the specific identification method.

Property and Equipment and Depreciation

Property and equipment are stated at cost.  Depreciation of property and equipment (including amortization of assets purchased under capital leases) is provided using the straight-line method for financial reporting purposes and the MACRS (Modified Accelerated Cost Recovery System) method for tax purposes.

Advertising

Advertising costs are expensed as incurred. For the year ended December 31, 2010, the costs totaled $ 337,826.

Income Taxes

Stahoo Realty, LLC and Stahoo Properties, LLC are limited liability companies which are not taxpaying entities for federal income tax purposes.  Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements.  State taxes are provided for at statutory rates.

Ride-Away Handicap Equipment Corp., with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision for federal income taxes has been included in the financial statements.  State taxes are provided for at statutory rates.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  These differences were immaterial to the financial statements at December 31, 2010.

Presentation of Sales Tax

Several states in which the Company operates impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of sales.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual amounts could differ from those estimates.

3.	Accounts Receivable:

Accounts receivable consists of the following at December 31, 2010:

Accounts receivable	$3,135,373
Less allowance for doubtful accounts	(8,302)

Accounts receivable, net	$3,127,071

4.	Inventory:

Inventory consists of the following at December 31, 2010:

Vehicles available for sale	$8,912,646
Parts and accessories	1,016,244
Work in process	494,807

Inventory	$10,423,697

5.	Prepaid Expenses:

Prepaid expenses consist of the following at December 31, 2010:

Insurance	$94,788
Miscellaneous	163,236
Rent	54,930
Security deposits	103,353
Inventory items	16,225
Other taxes	19,889
Income taxes	11,871

Prepaid expenses	$464,292

6.	Property and Equipment:

Property and equipment consists of the following as of December 31, 2010:

Land and buildings	$3,229,069
Furniture, fixtures, and equipment	1,178,305
Leasehold improvements	887,892
Building improvements	953,125
Shop equipment	417,521
Vehicles	272,933
Construction in process	197,757

7,136,602
Accumulated depreciation	(2,641,700)

Property and Equipment, net	$4,494,902

7.	Other Assets:

Other assets consist of the following at December 31, 2010:

Cash surrender value of life insurance	$188,347
Other	53,640
Goodwill	105,000
Refinance charges, net	20,991

Other Assets	$367,978

8.	Long Term Debt:

Long term debt consists of the following at December 31, 2010:

Note payable to Ford Motor Credit bearing interest at 0.00%, secured by a vehicle, in monthly installments of $ 509, maturing in September 2011.	$3,566

Installment note payable to Citizens Bank, secured by equipment and all corporate assets and guaranteed by a member/shareholder, due in monthly blended principal and interest payments of $ 5,124 at the Wall Street Journal Prime Rate, payable through July 2011.	32,421

Installment note payable to Citizens Bank, secured by equipment and all corporate assets and guaranteed by a member/shareholder, due in monthly principal and interest payments of $ 5,767 for five years at a fixed rate of 4.99%, with principal and interest payable at LIBOR Advantage plus 2.25% thereafter, payable through May 2012.	67,348

Installment note payable to Citizens Bank, secured by a mortgage and guaranteed by a member/shareholder, due in monthly principal payments of $ 1,130 plus interest at prime, payable through August 2014 with a lump sum payment due in August 2014.	591,854

Installment note payable to Citizens Bank, secured by a mortgage and guaranteed by a member/shareholder, due in monthly principal and interest payments of $ 5,410, including interest at 6.0%, payable through February 2013 with a lump sum payment due in February 2013.	557,105

(continued)

(continued)

Installment note payable to Citizens Bank, secured by a mortgage and guaranteed by a member/shareholder, the required monthly installment payment changes depending on the interest rate (LIBOR plus 3%) in effect and includes graduated principal reduction amounts. At December 31, 2007 the monthly payment amount was $ 4,803 and the interest rate was 7.05%. The note matures in December 2016.	539,254

US Small Business Administration note payable, secured by all assets and guaranteed by a member/shareholder, due in monthly payments of principal and interest of $ 3,816, including interest at 5.40%, payable through April 2027.	436,746

Installment note payable to a bank, secured by mortgage and guaranteed by a member/shareholder, due in monthly principal and interest payments of $ 4,908, including interest at 4.99%, payable through October 2023.	467,121

Note payable to SunTrust Bank bearing interest at 6.79%, secured by a vehicle, payable in monthly installments of $ 788, and maturing in November 2012.	16,259

Two capital leases payable to Marlin Leasing, secured by equipment, in monthly installments of $ 407, payable through November 2011.	3,500

2,715,174

Less current portion of long term debt	(224,538)

Long Term Debt, net of current portion	$2,490,636

Following are estimated maturities of long-term debt (in thousands) for each year ending December 31:

2011	$225
2012	123
2013	576
2014	89
2015	93
Thereafter	1,609

Total	$2,715

9.	Lines of Credit, Floor Plan:

The Company has two floor plan lines of credit with Citizens Bank with a maximum borrowing capacity of $ 6,000,000.  The balance outstanding on these lines totaled $ 3,666,514 as of December 31, 2010.  The lines are secured by a first lien on accounts receivable, inventory, all vehicles, and by a second lien on all corporate assets and the personal guarantee of a Ride-Away Equipment Corp. shareholder and by Stahoo Realty, LLC. Interest accrues monthly at LIBOR Advantage plus 3.50% on both lines.  The interest rate at December 31, 2010 was 3.76% for the lines of credit.

At December 31, 2010 the Company has a floor plan line of credit with GE Finance with a maximum borrowing capacity of $ 8,000,000. This loan is secured by the vehicles financed.  Interest is paid monthly at the 90 day LIBOR rate plus 7% and principal is due upon sale of the financed vehicle.  The balance of this line at December 31, 2010 was $ 6,080,790.

10.	Construction Loan Payable:

During 2010, the Company obtained a $ 300,000, 4.25% interest bearing construction loan, maturing in April 2021 to finance 50% of the construction of a building.  As expenses are incurred, drawdowns on the loan are made.  Interest only payments are required to be paid on the outstanding balance until the construction is complete, which the Company is required to pay monthly installments of principal and interest payments on the outstanding balance.  As of December 31, 2010, the balance outstanding totaled to $ 289,208.

11.	Common Stock:

Common stock, no par value, consisted of the following as of December 31, 2010:

Ride-Away Handicap
Equipment Corp.

Shares authorized	300
Shares issued	124
Shares outstanding	93

12.	Limited Liability Companies:

Two of the Companies are limited liability companies, the members’ liability is limited as set forth in the New Hampshire statute governing limited liability companies, unless the individual has signed a specific personal guarantee.  The duration of the Companies that are limited liability companies is perpetual.

13.	Leases:

Operating Leases

The Company is party to various leases for office space, equipment, and vehicles.  Lease expense for the year ended December 31, 2010 was approximately $ 1,228,000 under these agreements.

A schedule of approximate future lease payments (in thousands) under these agreements for the years ending December 31 is as follows:

2011	$797
2012	726
2013	541
2014	422
2015	337
Thereafter	628

Total	$3,451

14.	Income Taxes:

The Company files income tax returns in the U.S. federal jurisdiction as pass-through entities and several state jurisdictions.  The Company is no longer subject to U.S. federal or state examinations by tax authorities for years before 2007.

As required by the Income Taxes Topic of the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC), the Company has adopted the accounting for uncertainty in income taxes provisions. U.S. Generally Accepted Accounting Principles prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There was not a material impact on the Company’s financial position and results of operations as a result of the adoption of this provision.  At December 31, 2010, there were no unrecognized tax benefits. The Company does not believe there will be any material changes in their unrecognized tax benefits over the next twelve months.

The Company recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the year ended December 31, 2010 the Company had no interest or penalties accrued related to unrecognized tax benefits.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Deferred income tax assets and liabilities result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The differences relate primarily to depreciable assets (using accelerated depreciation methods for income tax purposes). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred state income taxes were immaterial to the financial statements at December 31, 2010.

15.	Concentration of Credit Risk:

The Company maintains cash in bank deposit accounts where the balances, at times, may exceed federally insured limits. At December 31, 2010, the Company’s deposits exceeded the insured limit by approximately $ 90,000.  The Company has a sweep account arrangement with the bank to reduce credit risk with respect to cash balances.

Approximately $ 1,161,835 of the Company’s accounts receivable balance is due from the Veteran’s Administration.

16.	Fair Value Measurements:

FASB ASC, Fair Value Measurements, provides guidance for using fair value to measure assets and liabilities. Fair Value Measurements applies whenever other standards require (or permit) assets or liabilities to be measured at their fair value. The standard does not expand the use of fair value in any new circumstances. Under the standard, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices for identical instruments that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.

Level 3 - Pricing inputs significant to the valuation are unobservable. Inputs are developed based on the best information available; however, significant judgment is required by management in developing the inputs.

The Company uses valuation techniques based on the available inputs to measure the fair value of its assets and liabilities based on the hierarchical framework associated with the three levels of measuring financial instruments at fair value. Classification is based on the lowest level of input that is significant to the fair value of the instrument.

Fair values of assets and liabilities measured on a recurring basis at December 31, 2010 are as follows:

	Fair Value	Level 1	Level 2	Level 3

Assets:
Due from stockholder/ member	$488,245	$—	$—	$488,245

Liabilities:
Lines of credit	9,747,304	—	9,747,304	—
Notes payable	3,004,382	—	3,004,382	—

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Due from stockholder/member:
Balance, December 31, 2009	$292,957
Issuances and settlements (net)	195,288

Balance, December 31, 2010	$488,245

Fair values of assets and liabilities measured on a non-recurring basis at December 31, 2010 are as follows:

	Fair Value	Level 1	Level 2	Level 3

Property and equipment
held and used	$4,494,902	$—	$4,494,902	$—
Cash surrender value
of life insurance	188,347	—	188,347	—
Goodwill	105,000	—	—	105,000

17.	Variable Interest Entity:

The Company has not applied the provisions of the Consolidation Topic of FASB ASC as it applies to Variable Interest Entities (VIEs), which is a departure from generally accepted accounting principles. Under the provisions of the Consolidation Topic, a company which is considered to be the “primary beneficiary” is required to include certain companies, which are considered to be VIEs, in consolidated financial statements. The Company believes that the consolidation would make interpretation of its financial operations more difficult and would incur significant additional expense without corresponding benefits. Consequently, the Company has elected not to apply this provision.

18.	Subsequent Events:

The Company has evaluated subsequent events through May 4, 2011, the date which the financial statements were available to be issued.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Schedule of Cost of Sales

For the Years Ended December 31, 2010

		% of
		Sales

Purchases	$40,628,967	70.5%
Direct labor	2,729,756	4.7
Subcontract labor	645,982	1.1
Employee benefits	285,978	0.5
Freight	281,342	0.5
Payroll taxes	261,070	0.5
Equipment rental	237,545	0.4
Insurance	228,259	0.4
Shop supplies	223,111	0.4
Vehicle expenses	217,317	0.4
Employee training	65,607	0.1
Depreciation	35,375	0.1

Cost of Sales	$45,840,309	79.7%

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Schedule of Selling Expenses

For the Year Ended December 31, 2010

		% of
		Sales

Salaries and commissions	$2,842,417	4.9%
Vehicle expense	567,334	1.0
Warranty expense	391,948	0.7
Advertising	337,826	0.6
Payroll taxes	261,809	0.5
Employee benefits	198,290	0.3
Donations	61,493	0.1
Trade shows	46,933	0.1
Travel and entertainment	22,295	—
Outside commissions	13,120	—
Employee training and recruiting	255	—

Selling Expenses	$4,743,720	8.1%

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combined Schedule of General and Administrative Expenses

For the Years Ended December 31, 2010

		% of
		Sales

Salaries and wages	$3,478,758	6.0%
Rent	777,077	1.3
Travel and entertainment	390,340	0.7
Depreciation and amortization	327,611	0.6
Professional fees	295,040	0.5
Payroll taxes	274,718	0.5
Bank processing fees	231,744	0.4
Telephone	226,920	0.4
Utilities	225,153	0.4
Computer related	199,828	0.3
Employee benefits	195,535	0.3
Equipment rental	169,365	0.3
Office supplies and postage	163,778	0.3
Repairs and maintenance	152,047	0.3
Dues and subscriptions	116,159	0.2
Bad debts	102,264	0.2
Real estate taxes	65,108	0.1
Employee training	54,494	0.1
Miscellaneous	45,908	0.1
Insurance	28,906	0.1

General and Administrative Expenses	$7,520,753	13.1%

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combining Balance Sheet

December 31, 2010

ASSETS

	Ride-Away
	Handicap	Stahoo	Stahoo
	Equipment	Realty,	Properties,
	Corp.	LLC	LLC	Eliminations	Combined

Current Assets:
Cash and cash equivalents	$139,599	$10,992	$11,925	$—	$162,516
Accounts receivable, net	3,127,071	—	—	—	3,127,071
Inventory	10,423,697	—	—	—	10,423,697
Prepaid expenses	458,952	340	5,000	—	464,292
Due from related parties	132,007	15,554	—	(147,561)	—
Due from stockholder/member	288,893	150,000	49,352	—	488,245

Total Current Assets	14,570,219	176,886	66,277	(147,561)	14,665,821

Property and Equipment, net	612,373	2,106,766	1,775,763	—	4,494,902
Other Assets	346,991	10,556	10,431	—	367,978

TOTAL ASSETS	$15,529,583	$2,294,208	$1,852,471	$(147,561)	$19,528,701

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long term debt	$115,405	$73,763	$35,370	$—	$224,538
Lines of credit, floor plan	9,747,304	—	—	—	9,747,304
Construction loan payable	—	—	289,208	—	289,208
Accounts payable	1,267,090	—	164,264	—	1,431,354
Customer deposits	563,105	—	—	—	563,105
Accrued payroll	996,453	—	—	—	996,453
Accrued expenses	198,911	4,427	2,818	—	206,156
Due to related parties	—	—	147,561	(147,561)	—

Total Current Liabilities	12,888,268	78,190	639,221	(147,561)	13,458,118

Long Term Debt, net of current portion	7,690	1,542,317	940,629	—	2,490,636

Total Liabilities	12,895,958	1,620,507	1,579,850	(147,561)	15,948,754

Equity:
Common stock, no par value	217,330	—	—	—	217,330
Members’ equity	—	673,701	272,621	—	946,322
Retained earnings	3,011,295	—	—	—	3,011,295
	3,228,625	673,701	272,621	—	4,174,947
Treasury stock (31 shares at cost)	(595,000)	—	—	—	(595,000)

Total Equity	2,633,625	673,701	272,621	—	3,579,947

TOTAL LIABILITIES AND EQUITY	$15,529,583	$2,294,208	$1,852,471	$(147,561)	$19,528,701

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

AND AFFILIATES

Combining Statement of Income and Members’ Equity and Retained Earnings

For the Year Ended December 31, 2010

	Ride-Away
	Handicap	Stahoo	Stahoo
	Equipment	Realty,	Properties,
	Corp.	LLC	LLC	Eliminations	Combined

Sales	$57,603,799	$315,600	$135,500	$(451,100)	$57,603,799

Cost of Sales	45,840,309	—	—	—	45,840,309

Gross Profit	11,763,490	315,600	135,500	(451,100)	11,763,490

Selling Expenses	4,743,720	—	—	—	4,743,720
General and Administrative Expenses	7,765,953	123,143	82,757	(451,100)	7,520,753

Income (Loss) From Operations	(746,183)	192,457	52,743	—	(500,983)

Other Income and (Expenses):
Other income	1,847,324	—	—	—	1,847,324
Interest expense	(454,639)	(114,397)	(44,418)	—	(613,454)
Bonus expense	(141,285)	—	—	—	(141,285)

Total Other Income and (Expenses)	1,251,400	(114,397)	(44,418)	—	1,092,585

Net Income Before Income Taxes	505,217	78,060	8,325	—	591,602

Provision for State Income Taxes	(63,651)	(6,198)	—	—	(69,849)

Net Income	441,566	71,862	8,325	—	521,753

Members’ Equity and Retained Earnings, beginning	2,569,729	601,839	264,296	—	3,435,864

Members’ Equity and Retained Earnings, ending	$3,011,295	$673,701	$272,621	$—	$3,957,617

See Independent Auditors’ Report.